UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

THE ROXBURY FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 9, 2011	URGENT

Dear Valued Shareholder:

We need your help. As a shareholder of the Roxbury Small-Cap Growth Fund (“the Fund”), you recently received proxy materials seeking your vote on the approval of a new investment advisory agreement between the The Roxbury Funds and the Fund’s investment adviser, Roxbury Capital Management, LLC (“Roxbury”).

The following are important facts regarding the new advisory agreement:

•        The investment management team of the Fund will not change;

•        The number of shares you own and value of those shares will not be affected;

•        The advisory fees applicable to the Fund will not increase;

•        The investment objective and policies of the Fund will not change.

The reason a new investment advisory agreement is needed is due to a change of control resulting from the merger between Wilmington Trust Corporation and M&T Bank Corporation consummated on May 16, 2011. Because Wilmington Trust Corporation indirectly holds a controlling interest in Roxbury, the consummation of the merger resulted in a change of control to Roxbury.

If shareholders do not approve the new advisory agreement, then the Board of Trustees will have to consider other alternatives and will make such arrangements as to the management of the Fund’s investments. Therefore, your vote is critical to the outcome of the management of the Fund.

The Board of Trustees, including all the Independent Trustees, recommends that you vote in favor of the new advisory agreement.

It is critical that your proxy vote be received before the Special Meeting of Shareholders scheduled for June 29, 2011. Additional solicitation efforts are costly and could further delay the business of the Fund.

Enclosed you will find another copy of your proxy ballot. If you have cast your proxy vote since this letter was mailed, we thank you sincerely for your participation. If you have not yet cast your vote, please do so today.

If you need another copy of the proxy statement or have any proxy-related questions, please call 1-800-249-7148 for assistance. Thank you in advance for your participation.

Sincerely,

Brian C. Beh

President

The Roxbury Funds

Please take a moment now to cast your vote using one of the voting options listed below.

1.	Vote via the Internet. You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.
2.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy card.
3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided.